UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma		74136
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2011, Unit Corporation (the “Company”) completed the sale of $250,000,000 aggregate principal amount of its 6 5/8% Senior Subordinated Notes due 2021 (the “Notes”). The Notes are guaranteed (the “Guarantees”) by the Company’s wholly-owned domestic subsidiaries (the “Guarantors”). The Notes were issued under an Indenture (the “Indenture”), dated as of May 18, 2011, among the Company and Wilmington Trust FSB, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of May 18, 2011, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”).

The Supplemental Indenture and form of the Notes, which is included therein, provide, among other things, that the Notes bear interest at a rate of 6.625% per year (payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2011), and will mature on May 15, 2021.

The Company intends to use the net proceeds from the sale of the Notes (i) to repay outstanding borrowings under the Company’s unsecured credit facility, which had approximately $185.0 million outstanding as of March 31, 2011, and (ii) for general working capital purposes.

On and after May 15, 2016, the Company may redeem all or, from time to time, a part of the Notes at certain redemption prices, plus accrued and unpaid interest. Before May 15, 2014, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the net cash proceeds of one or more equity offerings at a redemption price of 106.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the Notes remains outstanding after each such redemption. In addition, at any time before May 15, 2016, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make whole” premium, plus accrued and unpaid interest, if any, to the redemption date. If a change of control occurs, subject to certain conditions, the Company must offer to repurchase from each holder all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase. The Indenture and the Supplemental Indenture contain customary events of default.

The description of the Supplemental Indenture set forth above is qualified by reference to the Supplemental Indenture filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01 Other Events.

The Notes and the Guarantees are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-173884) that the Company filed with the Securities and Exchange Commission relating to the offer and sale of the Notes. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The Registrant files the following exhibits as part of this report:

Exhibit 4.1	Indenture dated as of May 18, 2011, by and between the Company and Wilmington Trust FSB, as trustee.

Exhibit 4.2	First Supplemental Indenture dated as of May 18, 2011, by and among the Company, the subsidiary guarantors party thereto and Wilmington Trust FSB, as trustee.

Exhibit 5	Opinion of Conner & Winters, LLP.

Exhibit 12	Calculation of proforma ratio of earnings to fixed charges.

Exhibit 23	Consent of Conner & Winters, LLP (contained in Exhibit 5 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 18, 2011	By:	/s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

Exhibit Index

Exhibit 4.1	Indenture dated as of May 18, 2011, by and between the Company and Wilmington Trust FSB, as trustee.

Exhibit 4.2	First Supplemental Indenture dated as of May 18, 2011, by and among the Company, the subsidiary guarantors party thereto and Wilmington Trust FSB, as trustee.

Exhibit 5	Opinion of Conner & Winters, LLP.

Exhibit 12	Calculation of proforma ratio of earnings to fixed charges.

Exhibit 23	Consent of Conner & Winters, LLP (contained in Exhibit 5 hereto).

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